Exhibit 4.4

PA-01	SERIES A CONVERTIBLE PREFERRED STOCK	**______**

LAZYDAYS HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN DEFINITIONS

TOTAL AUTHORIZED ISSUE 105,000,000 SHARES

100,000,000 SHARES, PAR VALUE $0.0001 EACH, COMMON STOCK	5,000,000 SHARES, PAR VALUE $0.0001 EACH, PREFERRED STOCK, 600,000
SHARES DESIGNATED AS SERIES A CONVERTIBLE PREFERRED STOCK

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN ACCORDANCE WITH THE TERMS OF THE SECURITIES PURCHASE AGREEMENT, DATED AS OF 27, 2017, IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

This is to certify that ____________________________________________________________________is the owner of

_______________________________________________________________________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK OF LAZYDAYS HOLDINGS, INC. (the “Corporation”)

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate, properly endorsed.

The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional, or other special rights of the Series A Convertible Preferred Stock and of any other series of preferred stock which the Corporation may establish, and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, the signatures of the Corporation’s duly authorized officers.

Dated:______________, 2018